SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement     [   ]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Cortland First Financial Corporation
                (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:



                      CORTLAND FIRST FINANCIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 27, 1995


                       SOLICITATION AND VOTING OF PROXIES

     The accompanying Proxy is furnished in connection with the solicitation on behalf of the Board of Directors of Cortland First Financial Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at 1:00 p.m. on March 27, 1995, at the Company's branch office, No. 1125 Groton Avenue, Cortland, New York 13045.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the named individuals as Directors of the Corporation as outlined in the Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, the persons named on the Proxy will vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting thereat in person; (ii) the due execution and delivery of a later dated proxy; or (iii) the due execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     This proxy statement and the accompanying Proxy are first being mailed to shareholders on or about February 28, 1995.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on February 10, 1995, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 672,000 shares of the Company's common stock. Each share of common stock entitles the holder to one (1) vote.


                              ELECTION OF DIRECTORS

     At the meeting, a total of four (4) Directors (Class III) are to be elected to serve for a term of three (3) years and until their respective successors are duly elected and qualified. The shares represented by the enclosed Proxy will be voted FOR the election of the four (4) nominees named below (unless otherwise specified), each of whom is at present a Director of the Company. If any nominee becomes unavailable for any reason before the election (which is not anticipated), the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company.

                  INFORMATION CONCERNING NOMINEES FOR DIRECTORS
                               AND OTHER DIRECTORS
                                                                Shares     % of
                                                            Beneficially  Total
                         Business Experience      Director   Owned as of  Common
Name and Age              and Directorships        Since*    2/10/95 (1)  Stock

                        NOMINEE FOR ELECTION (CLASS III)

Harry D. Newcomb (66)    Director of Company;     1979        4,050 (2)    .60
                         President - Newcomb
                         Motors, Inc.,
                         Cortland, New York
                         (automobile dealer)

Stuart E. Young  (45)    Director of Company;     1991          200        .03
                         Partner - Spruce-Eden
                         Farms (dairy farm);
                         President - Cortland
                         Bulk Milk Producers
                         Cooperative, Inc.
                         (6/89 to present)

Mary A. Bellardini (61)  Director of Company;     1994 **       100        .01
                         Mayor - Village of
                         Homer (4/87 to present);
                         Director - Blue Cross and
                         Blue Shield of Central
                         New York, Inc. (health
                         and hospitalization
                         insurance) (1984 to 1994);
                         Director - HMO-CNY, Inc.
                         (health maintenance
                         organization) (1995)

John H. Buck  (49)       Director of Company;     1994 **       146        .02
                         President - Buck
                         Environmental
                         Laboratories, Inc.
                         (testing facility for
                         air, water, soil,
                         and waste)
                         (12/88 to present)

                              OTHER DIRECTORS  ***
                                                            Shares        % of
                                                            Beneficially  Total
                         Business Experience      Director   Owned as of  Common
Name and Age              and Directorships        Since*    2/10/95 (1)  Stock

David R. Alvord (54)     President and Director   1979           1,757      .26
                         of Company;
                         President, Chief
                         Executive Officer and
                         Director - First National
                         Bank of Cortland

Donald S. Ames (52)      Director of Company;     1986          23,948     3.46
                         President - Cortland
                         Laundry, Inc.,
                         Cortland, New York
                         (commercial laundry)

David J. Taylor  (51)    Director of Company;     1993             500      .07
                         President - Prosco
                         Products, Inc.
                         Cortland, New York
                         (manufacturer's
                         representative/distributor)

Robert M. Lovell (48)    Director of Company;     1988             518 (3)  .08
                         President - Cortland
                         Memorial Hospital

Richard J. Shay  (62)    Director of Company;     1988             400      .06
                         District Attorney -
                         Cortland County,
                         Cortland, New York

Charles H. Spaulding(46) Director of Company;     1993             997 (4)  .15
                         Vice President - George
                         B. Bailey Agency, Inc.
                         Cortland, New York
                         (insurance agency)

Edwin B. Bickford (70)   Director of Company;     1967**         5,400 (5)  .80
                         Retired; former owner/
                         operator - Hathaway
                         Farms (private dairy
                         farm)

Esther F. Twentyman (70) Director of Company;     1977**         4,600      .68
                         Homemaker and Community
                         Volunteer (7/89 to
                         present); Administrative
                         Aide - New York State
                         Assembly (6/83 to 7/89)

All Directors and Officers
as a Group (13 in Group)                                        42,716     6.36


   * Year in which the Director was first elected to the Board of Directors of the Company or the Company's subsidiary, First
   National Bank of Cortland (the "Bank").

   ** In December 1994, the Board of Directors increased its size by two (2) to its current level of twelve (12). Mrs.
   Bellardini and Mr. Buck were appointed by the Board to fill these vacancies. At the time of the appointments, Mrs.
   Bellardini and Mr. Buck were assigned to Class III. At the meeting, Mrs. Twentyman will be retiring, having reached the mandatory retirement age set forth in the Company's bylaws.
   Mr. Bickford was also scheduled to retire at the meeting.
   Unfortunately, he passed away on February 3, 1995. In anticipation of these vacancies, the Board has passed a resolution fixing the number of Directors at ten (10) effective immediately after the meeting.

   *** Messrs. Alvord, Ames, and Taylor are members of Class I with terms expiring in 1996; Messrs. Spaulding, Shay, and Lovell are members of Class II with terms expiring in 1997.

        (1) Includes shares owned by family members residing in the same household as to which certain Directors disclaim beneficial ownership. Except as otherwise indicated the named
   Director has sole voting and sole investment power with respect to all of the indicated shares.

        (2)  Includes 2290 shares owned by Mr. Newcomb's wife,
   Muriel, of which Mr. Newcomb disclaims any beneficial ownership.

        (3)  Includes 268 shares owned by Mr. Lovell's children,
   Owen and Adrienne pursuant to the Uniform Gift to Minors Act, of which Mr. Lovell has sole voting and investment power.

        (4)  Includes 897 shares owned by Mr. Spaulding's wife,
   Elizabeth, of which Mr. Spaulding disclaims any beneficial ownership.

        (5)  Includes 1200 shares owned by Mr. Bickford's wife,
   Mary.

        The principal occupations of all the nominees and other
   Directors have been set forth for five (5) years or more.
   Management is not aware of any family relationships between the above-named Directors.

      ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

        During 1994, there were six (6) regularly scheduled meetings of the Company's Board of Directors. There were twelve (12) regularly scheduled meetings of the Bank's Board of Directors. Each of the incumbent Directors of the Company attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and any committees on which the Director was a member, except for Mr. Bickford whose attendance record was seventy-two percent (72%) resulting from his inability to attend meetings since October 1994 due to illness. The Company's Executive Committee, which consists of Messrs. Alvord and Ames, has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors. This Committee did not meet in 1994. The Company does not have any nominating, compensation or audit committee. The Bank, however, does have a Trust Audit Committee, an Audit Committee, an Executive Committee, and a Compensation Committee. The Bank also has a Trust Committee which met forty-one (41) times during 1994. A description of the Bank's Trust Audit, Audit, Executive, and Compensation Committees follows.

   Trust Audit Committee:

        The Trust Audit Committee met one (1) time in February 1995. The function of the committee is to review the audit of the Trust Department to determine whether income and expense is properly recorded, whether adequate internal controls and safeguards are maintained and if any funds held in a fiduciary capacity remain uninvested or undistributed any longer than necessary.

        The Committee consists of the following Directors appointed by the President and approved by the Board of
   Directors: Richard J. Shay and Charles H. Spaulding. Mr. Bickford was a member up until the time of his death.

   Audit Committee:

        The Audit Committee, which met twelve (12) times in 1994, supervises the internal audit activities of the Bank and supervises and directs the Bank's auditors. The function of the Committee is to ensure that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board, the services of a reputable certified public accounting firm. The Board of Directors then appoints the certified public accounting firm at the annual reorganization meeting of the Directors. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

        The Committee consists of the following Directors appointed by the President and approved by the Board of
   Directors:  Richard J. Shay, Donald S. Ames, and Harry D.
   Newcomb.

   Executive Committee:

        The Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors between meetings of the Board subject to such restrictions and instructions as may from time to time be given to the Committee by the Board of Directors and except as the bylaws otherwise provide. The Committee met fifty-one
   (51) times in 1994.

        The Committee consists of the following Directors appointed by the President and approved by the Board of
   Directors: David R. Alvord, Donald S. Ames, Harry D. Newcomb, and Richard J. Shay. The remaining Directors serve on a rotating basis.

   Board of Directors' Fees:

        The Directors of the Company receive no compensation for serving in such capacity. For the year 1995, members of the Bank's Board of Directors are being compensated at the rate of $350.00 per meeting attended; members of the Executive Committee are being compensated $75.00 per meeting attended; members of the Compensation Committee are being compensated $200.00 per meeting attended; and, members of the Community Reinvestment Act Committee are being compensated $50.00 per meeting attended.


                       EXECUTIVE COMPENSATION

        The following table sets forth the cash compensation for services to the Bank in all capacities in the years 1992 -
   1994 to each of the most highly compensated executive officers of the Bank who received more than $100,000 in cash compensation.

                     SUMMARY COMPENSATION TABLE

                                                Long Term
                                                Compensation
                       Annual Compensation      Payouts

   Name and                               LTIP      All Other
   Principal                              Payouts   Compensation
   Position            Year   Salary($)   ($)(1)    ($)(2)
   David R. Alvord     1994   141,000.         0.   107,856.
   President and       1993   133,000.         0.    62,230.
   Chief Executive     1992   126,000.    12,700.    39,934.
   Officer of the
   Bank

        (1)  Paid to Mr. Alvord under the three (3) year
   Executive Incentive Compensation Plan described on page 7.

        (2) Includes the following amounts for Mr. Alvord for 1994: $35,206 under the one (1) year Executive Incentive
   Compensation Plan described on page 7; $8,645 for the current year contribution to the Employee Salary Savings Plan - 401K;
   $6,000 for the current year contribution to the pension plan;
   and $58,005 for the current year contribution to the Excess
   Benefit Plan described on page 7.

        The Compensation Committee of the Bank meets semi-annually to conduct a comprehensive performance review of all Bank officers and to recommend the annual base remuneration for the Bank officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

        In recommending the base annual salary for the chief executive officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to shareholders. The Committee believes that Mr. Alvord performed exceptionally well in each of the above measurable categories and that the Company's success is due, in large part, to his efforts. Mr. Alvord does not participate in the determination of his annual compensation.

        The Committee meets separately to consider award payments under the Bank's Executive Incentive Compensation Plan. Under this plan certain designated officers are considered for annual and three (3) year incentive payments based on prior goals established by the Board of Directors for return on assets. A description of this plan is found on page 7.

        The Committee is appointed by the President, approved by the Board of Directors, and consists of Donald S. Ames, Jr.,
   Robert M. Lovell, David J. Taylor, Harry D. Newcomb and James
   H. Sarvay.  Mr. Bickford was also a member.

   [Graph inserted here]

                  Comparison of Five Year Cumulative Total
                  Return of CFFC, S&P 500 & NASDAQ Banks
                  1989  1990  1991    1992      1993      1994
   NASDAQ Banks    100    73   120     175       199       199
   CFFC            100   107   124     139       232       344
   S&P 500         100    97   127     136       149       151

   Pension Benefits

        The Bank has a non-contributory pension plan which an employee is eligible to participate in upon attaining age twenty-one (21) and completion of twelve (12) months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution is determined according to a formula based on years of service with the Bank. The Bank's contribution to the Plan in 1994 and 1993 totaled $97,100 and $112,906, respectively. Contributions to the plan in 1994 were $6,000 for Mr. Alvord, and $26,036 for all eight (8) executive officers as a group.

   401K Plan

        The Bank has an Employee Salary Savings Plan - 401K. The Bank's contributions to the 401K Plan are made according to a schedule of matching employee contributions and are made as accrued. The Bank's contributions to the Plan for 1994 and 1993 were $81,523 and $72,155, respectively. Contributions to the plan in 1994 were $8,645 for Mr. Alvord, and $27,689 for all eight (8) executive officers as a group.

   Executive Incentive Compensation Plan

        On May 17, 1987, the Board of Directors of the Bank approved the adoption of an Executive Incentive Compensation Plan (the "Plan"). Its purpose is to enhance the Bank's performance and to further its long-term objectives by providing certain key employees with financial incentives. On November 29, 1988, the Compensation Committee of the Bank determined that the Plan should be implemented beginning in calendar year 1989.

        Under the terms of the Plan, at the beginning of each year the Board of Directors establishes target performance goals for the Bank for both the current year and for the next three (3) years. If, in the opinion of the Board, the one (1) year goal is met, eligible employees could be entitled to receive such award as is determined by the Board of Directors. The annual award fund for distribution to plan participants may not exceed fifteen percent (15%) of participating base payroll exclusive of any overtime pay, bonuses or fringe benefits. Similarly, if the three (3) year goal is met, participants could be entitled to an additional award payment as determined by the Board of Directors. Such award fund may not exceed fifteen percent (15%) of the average base salaries during the three (3) year performance period.

        Participation in the Plan is designed to include the Bank's President, Chief Executive Officer, Function Managers and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Plan awards either are paid in cash at the end of the applicable one (1) year or three (3) year performance period or, at the election of the participating employee, may be deferred until a later specified date.

        The target performance objective for the current year was a return on average assets of 1.30%. The target performance objective for the three (3) year award was previously established at 1.25%. A second criterion for the three (3) year award requires that the Company's average return on average assets equal or exceed a selected peer group average return on average assets.

        A total of $78,525 was accrued for the year 1994 in connection with the one (1) year goal for all executive officers as a group. Of this amount, a total of $21,150 was earned by Mr. Alvord. A total of $43,895 was accrued in 1994 in connection with the three (3) year plan bringing the total accrual for the three (3) year goal to $90,827. None of this amount has been allocated to any individual participants. The total accrual in connection with the Plan for both the one (1) and three (3) year goals was $122,420 for 1994 and $127,577 for 1993.

   Excess Benefit Plan

        Effective January 1, 1991, the Board of Directors of the Bank approved the adoption of an Excess Benefit Plan for David
   R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's pension plan.

        Under the terms of the Excess Plan, Mr. Alvord is entitled to receive upon retirement at age sixty-five (65) an amount equal to eighty percent (80%) of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided Mr. Alvord pursuant to the Bank's pension plan expressed as a straight life annuity; (b) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Bank's 401-K Plan as if such balance were to be paid in the straight life annuity; and (c) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Bank's pension plan on Mr. Alvord's behalf but for the limitation imposed by
   Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Bank's pension plan.

        Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age sixty-five (65). The amount of the reduction was based on a fraction the numerator of which was the number of years remaining until Mr. Alvord reaches age sixty-five (65) and the denominator of which is the total number of years of service Mr. Alvord would have had had he continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age sixty-five (65) or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his Employment Agreement (December 31, 2000), Mr. Alvord's disability, a termination by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under the Employment Agreement (e.g., a Change in Control, a material reduction in Mr. Alvord's authority), or Mr. Alvord's death. If Mr. Alvord retires before age sixty (60), no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank without cause.

        For purposes of the Excess Plan, the term Change in Control means a sale by the Company or the Bank of all or substantially all of its assets, any individual or entity acquiring at least twenty-five percent (25%) of those securities of the Bank entitled to vote for directors.
   Average Base Compensation is generally defined as Mr. Alvord's average salary for the thirty-six (36) month period immediately preceding his retirement including any elective contributions to the 401-K Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's Executive Incentive Compensation Plans and the value of any employee benefits paid on Mr. Alvord's behalf.

        In order to fund its liability, effective January 1, 1995, the Bank established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. The initial contribution to the Trust was $118,000. The contribution for 1994 was $58,005.

   Deferred Compensation Agreement

        Effective December 31, 1991, the Bank adopted a Deferred Compensation Agreement with its Directors. The purpose of the Agreement is to provide Directors with the option to defer the receipt of all or a portion of their director's fees. The election must be made on or before December 31st of the year preceding the year in which the fees are to be paid. Once made, the election will remain in effect until revoked by the individual Director. All amounts deferred pursuant to the Agreement will be credited with interest each month at the rate being paid on one (1) year U.S. Treasury Notes as of January 1st of the particular year.

        Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director plus any earnings thereon shall be paid, at the Director's election, over a period of ten (10) years or in a lump sum. A Director may elect to defer commencement of any installment payments for up to five (5) years following his or her termination as a member of the Board.

        During 1994, two (2) Directors participated in the deferred compensation arrangement. The Directors deferred a total of $14,975.

   Other Transactions

        The Bank has had and expects to have in the future, banking transactions in the ordinary course of business with many of its Directors, officers and their associates. The maximum aggregate extensions of credit to Directors and executive officers and their related interests since the beginning of 1994 was $4,423,821 or 20.37% of the Bank's total equity capital. As of December 31, 1994, such indebtedness totaled $4,400,130 or 20.32% of the Bank's equity capital.
   All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

   Employment Agreement

        Effective January 1, 1994, the Company and the Bank entered into an agreement with Mr. Alvord providing for his continued services through December 31, 2000, at a minimum base salary of $133,000 per year. The agreement provides that it may be terminated by Mr. Alvord at any time during the first six (6) months following a "change in control" of the Company or the Bank. A change in control is defined as (i) the sale, exchange or other disposition by either the Company or the Bank of all or substantially all of its assets either to a single purchaser or to a group of affiliated purchasers in one (1) transaction or a series of related transactions pursuant to common plan; (ii) the sale, exchange or other disposition in one (1) transaction or in a series of related transactions pursuant to a common plan by either the Company or the Bank of at least twenty-five percent (25%) of its issued and outstanding shares; or (iii) the merger, consolidation or other combination of either the Company or the Bank where the existing shareholders receive less than fifty-one percent (51%) of the outstanding voting stock of the new or continuing entity. In the event of such a termination, Mr. Alvord will be entitled to receive an amount equal to three (3) times his then base salary plus the amount of any taxes or other charges which may be imposed upon Mr. Alvord pursuant to the Internal Revenue Code as a result of any "excess parachute payments".


             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        At its last organizational meeting the Board reappointed
   Coopers & Lybrand as the Company's independent auditors for the year ending December 31, 1994. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current year.

        A representative of Coopers & Lybrand is not expected to be present at the Annual Meeting of Shareholders. In the event a representative does attend, such representative will have an opportunity to make a statement if so desired and to respond to appropriate questions.


                           ANNUAL REPORT

        The Annual Report of the Company, including financial statements for the year 1994, accompanies this proxy statement.


                           OTHER MATTERS

        The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter should be presented.


                      EXPENSES OF SOLICITATION

        The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.



              SUBMISSION OF PROPOSALS BY SHAREHOLDERS

        Any proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company not later than December 1, 1995, for inclusion in the proxy statement and form of proxy pertaining to that meeting.


                               By Order of the Board of Directors



                                      Donald S. Ames
                                         Secretary

   Dated:  February 28, 1995

Appendix A:  Proxy Card


                         CORTLAND FIRST FINANCIAL CORPORATION
                       PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                    ANNUAL MEETING OF SHAREHOLDERS, MARCH 27, 1995

                                    PROXY

             The undersigned hereby appoints David R. Alvord, Donald S. Ames and Richard J. Shay, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Cortland First Financial Corporation to be held at the Company's branch office, No. 1125 Groton Avenue, Cortland, New York 13045, on March 27, 1995, at 1:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, and with all other powers which the undersigned would possess if personally present.

             (1)  ELECTION OF DIRECTORS

            [ ]   FOR all nominees listed below    [ ]  WITHHOLD AUTHORITY
                  (except as withheld in the space      to vote for all
                   below)                           nominees below

                                      (CLASS III)

                                   Harry D. Newcomb

                                    Stuart E. Young

                                 Mary Alice Bellardini

                                     John H. Buck



                  (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        ___________________________________________________________________

             (2) With discretionary authority upon such other business as may properly come before the meeting.

                       PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN

             This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of Directors. Matter (1) above has been proposed by the Board of Directors of the Corporation.



                                               Date:___________________,1995


                                               _____________________________


                                               _____________________________
                                               Signature(s) of Shareholder(s)

                                     INSTRUCTIONS

             Please sign exactly as name appears hereon and where shares are held jointly each holder should sign. If you cannot be present in person at the meeting, it is important that your Proxy be dated, signed and returned promptly in the enclosed envelope in order to assure that your stock may be voted at the meeting.

             When signing as attorney, administrator, executor, trustee, guardian or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.
Appendix B:  Notice of Annual Meeting

                         CORTLAND FIRST FINANCIAL CORPORATION
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD MARCH 27, 1995



        TO THE SHAREHOLDERS:

             NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CORTLAND FIRST FINANCIAL CORPORATION (the "Company") will be held on Monday, March 27, 1995, at 1:00 p.m. at the Company's branch office, No. 1125 Groton Avenue, Cortland, New York 13045, for the following purposes:

             (1) To elect four (4) Directors (Class III) to serve for a term of three (3) years or until their respective successors are duly elected and qualified;

             (2) To transact such other business as may properly come before the meeting.

             The Board of Directors has fixed the close of business on February 10, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting, and any adjournment thereof.

             In order to assure your representation at the meeting, please date, sign and mail promptly the enclosed Proxy, which is being solicited on behalf of the Board of Directors. A return self addressed envelope which requires no postage if mailed in the United States is enclosed for your convenience.


                                 By Order of the Board of Directors


                                       DONALD S. AMES
                                             Secretary

        February 28, 1995